Exhibit 10.16

STATE OF TEXAS	This Instrument Prepared By
and After Recording Return to:
COUNTY OF HARRIS	Pamela M. MacKenzie, Esq.
Goulston & Storrs
400 Atlantic Avenue
Boston, MA 02110-3333

NEGATIVE PLEDGE AGREEMENT

[Property Name]
[Property Address]

This Agreement is made as of March 11, 2005, between HARTMAN REIT OPERATING PARTNERSHIP III LP (the “Company”), and KEYBANK NATIONAL ASSOCIATION, with its head office at 127 Public Square, Cleveland, Ohio 44114, in its capacity as Administrative Agent (in such capacity, hereinafter called the “Administrative Agent”) for the Lenders under and as defined in the Loan Agreement referred to below.

For consideration paid, and to secure the payment of any and all Obligations under (and as defined in) the Revolving Credit Agreement dated as of March 11, 2005 (as the same may be amended, modified and supplemented from time to time, the “Loan Agreement”) among the Company, the other parties who are or from time to time become a borrower under the Loan Agreement, the Lenders, the Administrative Agent and KeyBanc Capital Markets, as Lead Arranger and Book Manager, the parties hereby agree as follows:

1.    Representation of Company. To induce the Lenders to make the loans evidenced by the Notes (as defined in the Loan Agreement), the Company hereby represents and warrants that it has good and marketable fee, record and insurable title to each of the Eligible Unencumbered Properties, which term is defined in the Loan Agreement and which includes the property listed on Exhibit A hereto (the “Negative Pledge Property”). In addition, the Company hereby represents and warrants that it will keep the Negative Pledge Property free from all mortgages, liens, charges and encumbrances whatsoever, except for Permitted Liens (as defined in the Loan Agreement).

2.    Negative Pledge. The Company will not, and will not permit any other Person (as defined in the Loan Agreement) to, create, assume, incur, or suffer to exist any lien, mortgage, pledge, charge, security interest or other encumbrance of any kind on or with respect to the Negative Pledge Property (other than a Permitted Lien). If the Company breaches this covenant, it shall constitute an event of default hereunder, and an Event of Default under the Loan Agreement.

3.    Remedies. Upon the occurrence of any event of default hereunder or an Event of Default under the Loan Agreement, the Administrative Agent and the Lenders may pursue any remedy available to them under the Loan Agreement, the other

Loan Documents (as defined in the Loan Agreement), at law or in equity, including without limitation any remedy provided for by the Uniform Commercial Code. All remedies shall be cumulative and not exclusive.

4.    Waivers by Administrative Agent and the Lenders. No course of dealing by the Administrative Agent and the Lenders, or delay in exercising any of their remedies hereunder or under the Loan Agreement or any other Loan Document following an event of default hereunder, shall affect the Administrative Agent’s or any Lender’s rights later to take such action with respect thereto, and no waiver as to any one default or event of default shall affect the Administrative Agent’s or any Lender’s rights as to any other default or event of default. No waiver by the Administrative Agent or the Lenders shall be effective unless in writing and signed by the Administrative Agent or the Lenders and Company to which the waiver relates.

5.    Term. This Agreement shall remain in full force and effect until the Maturity Date. Maturity Date shall mean March 11, 2008 or such earlier date on which the Revolving Credit Loans (as defined in the Loan Agreement) shall become due and payable pursuant to the terms thereof. On the Maturity Date, this Negative Pledge shall terminate, and the Administrative Agent shall, upon request and at the Company’s expense, execute all such documentation necessary to terminate any financing statement filed in connection with this negative pledge and to release any recording of this Negative Pledge in any real estate records.

6.    Notices. Unless otherwise specified herein, all notices hereunder to any party hereto shall be in writing and shall be given in accordance with Section 21 of the Loan Agreement, and thereby shall be deemed to have been given.

7.    Counterparts. This document may be signed in counterparts and will be fully effective as so signed.

8.    Applicable Law. The terms of this Agreement shall be governed by and construed under the laws of the State of New York (without regard to conflict of laws provisions).

9.    Amendment. This Agreement may not be changed or amended orally, but only by an agreement in writing signed by the party to be charged.

10.          Severability. If any term or provision of this Agreement, or the application thereof to any person or circumstance, shall to any extent be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to person or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

11.    Principal Amount Secured. The principal amount secured by the Negative Pledge Property is up to $100,000,000.00.

(signatures on next page)

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement, or has caused this Agreement to be executed on its behalf by its duly authorized officer, as set forth below, all as of the date first hereinabove written.

HARTMAN REIT OPERATING PARTNERSHIP III LP

By: Hartman REIT Operating Partnership III GP LLC, a Texas limited liability company, its Sole General Partner
By: Hartman REIT Operating Partnership, L.P., a Delaware limited partnership, its Sole Member
WITNESS: __________________	By: Hartman Commercial Properties REIT, a Maryland real estate investment trust, its Sole General Partner By: _________________________________ Allen R. Hartman, President

STATE OF TEXAS:
                    SS
COUNTY OF HARRIS:

                                                                                                                       __________ __, 2005

Then personally appeared Allen R. Hartman, President of Hartman Commercial Properties REIT, the sole general partner of Hartman REIT Operating Partnership, L.P., which is the sole member of Hartman REIT Operating Partnership III GP LLC, which is the sole general partner of Hartman REIT Partnership III LP and acknowledged the foregoing instrument to be his free act and deed on behalf of Hartman Commercial Properties REIT, Hartman REIT Operating Partnership, L.P., Hartman REIT Operating Partnership III GP LLC and Hartman REIT Partnership III L.P.

Before me,

                                        _______________________________
                                        Notary Public
                                        My commission expires: ____________

[Signatures continued on Next Page]

WITNESS:	KEYBANK NATIONAL ASSOCIATION, as Administrative Agent

________________________	By:_____________________________ Name: Title:

STATE OF _________:                                                                                                                                                                       SS
COUNTY OF _______:

                                                                                                                                            __________ __, 2005

Then personally appeared ________________, ________________ of KeyBank National Association, and acknowledged the foregoing instrument to be his free act and deed on behalf of KeyBank National Association.

Before me,

                        ______________________________
                            Notary Public
                            My commission expires: ___________